UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2017

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 27, 2017, the Board of Directors (the “Board”) of LiveXLive Media, Inc., a Delaware corporation (the “Company”), elected Tim Spengler as a director of the Company, effective immediately. The Board expects to appoint Mr. Spengler to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, when such committees are formed.

Mr. Spengler has more than 25 years of experience working directly with marketers to drive business results through innovative approaches to media. From July 2016 until June 2017, he served as the President and Chief Revenue Officer of Simulmedia, an advertising technology firm. From October 2015 through June 2016, Mr. Spengler served as the Chief Executive Officer of FUISZ Video, an interactive digital video company. From November 2013 through October 2014, Mr. Spengler served as the President/Content Marketing and Revenue Strategy for iHeart Media, a leading media company delivering music, news and talk content across multiple platforms. Mr. Spengler served as a senior executive at IPG for nearly two decades holding positions of increasing responsibility, including President, North America for Initiative from 2008 to 2012, and Worldwide Chief Executive Officer for MAGNA GLOBAL from 2012 to 2013. Mr. Spengler currently sits on the Board of Directors for the Hollywood Radio & Television Society and National Association of Television Program Executives. He is also on the advisory board of emerging media companies, including Influential Social and IgnitionOne. Mr. Spengler received a B.A. in Political Science from Washington University in St Louis, Missouri.

Mr. Spengler’s compensation in connection with his election as a director of the Company has not yet been determined. The Board expects to award to Mr. Spengler such cash and/or equity compensation in the future as it determines to be appropriate for the services that Mr. Spengler is providing to the Company, including as a member of the Board’s committees.

There is no arrangement or understanding between Mr. Spengler and any other persons pursuant to which Mr. Spengler was elected as a director of the Company. There are no family relationships between Mr. Spengler and any of the Company’s officers or directors. Prior to being appointed as a director of the Company, on October 20, 2014, Mr. Spengler entered into an Advisory Board Consulting Agreement with the Company for a term of one year pursuant to which Mr. Spengler received 100,000 shares of the Company’s common stock, which shares vested in October 2015, as payment for services as a member of the Company’s advisory board. Other than as described herein, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Spengler has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Chief Executive Officer and Chairman

Dated: October 3, 2017

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